FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 --------------

                             Prelude Ventures, Inc.
                 (Name of small business issuer in its charter)

        Nevada                         1081                   98-0232018
(State or jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
     incorporation or         Classification  Number)    Identification Number)
      organization)

                              2585 West 14th Avenue
                          Vancouver, BC, Canada V6K 2W6
                              Phone: (604) 817-8095



        (Address and telephone number of principal executive offices and place of business)

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         If  this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(d), please check the following box. [ ]

         Securities  to  be  registered  pursuant  to  Section 12(b) of the Act:

                                      None


         Securities  to  be  registered  pursuant  to  Section 12(g) of the Act:

                                (Title  of  Class)

                                               Name  of each exchange on which
Title  of each class to be so Registered       each class is to be Registered
---------------------------------------        ------------------------------
Common Stock, par value $0.01 per share        Over-The-Counter Bulletin Board


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         The Commission is respectfully requested to send copies of all notices, orders  and  communications  to:

                                Kennan E. Kaeder
                                Attorney at Law
                          110 West C Street, Suite 1904
                              San Diego, Ca 92101
                              Phone: (619)232-6545
                              Fax: (619) 236-8182
                          Email: kennan@kklawoffice.com

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                 INFORMATION  REQUIRED  IN  REGISTRATION  STATEMENT

Item  1.  DESCRIPTION  OF  REGISTRANT'S  SECURITIES  TO  BE  REGISTERED.

The Common Stock to be registered hereunder is described under the heading "Description of Navigator Ventures, Inc. Capital Stock" prospectus, dated December 12, 2001(the "Prospectus") as filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus forms a part of registration statement No. 333-56200 (the "Registration Statement"). The Registration Statement was filed with the Commission pursuant to the Securities Act on July 3, 2001, and was declared effective by the Commission on December 13, 2001. The aforementioned description in the Prospectus is hereby incorporated by reference into this Item 1.

Item  2.  EXHIBITS.

1. Specimen of the Common Stock (filed as Exhibit 4.1 to the registrant's Prospectus filed December 12, 2001 and incorporated herein by reference).


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  July  30,  2002                   Prelude  Ventures,  Inc.

                                         /s/  William  Iverson
                                         ---------------------------------------
                                         Name:  William  Iverson
                                         Title: President  and  Chief Financial
                                                Officer (Principal  Financial
                                                Officer)